UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 25, 2018 (April 19, 2018)
  _________________________________
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Current Report on Form 8-K filed by the Company on March 22, 2018, Paul Ricci terminated employment with the Company effective March 29, 2018 (the “Separation Date”) and no longer is the Company’s Chief Executive Officer.

In connection with Mr. Ricci’s termination of employment, on April 19, 2018, the Company and Mr. Ricci entered into a Separation & Release Agreement (the “Separation Agreement”) as provided in the Amended and Restated Employment Agreement between Mr. Ricci and the Company, effective November 17, 2016 (the “Employment Agreement”). The Employment Agreement previously was filed with the Commission on Form 8-K on November 17, 2016. Pursuant to the Separation Agreement, Mr. Ricci provided a full release of all claims in favor of the Company for matters related to Mr. Ricci’s employment with the Company. As a result, Mr. Ricci became entitled to receive the severance payments and benefits provided under the Employment Agreement for a resignation with “good reason” under the Employment Agreement. As a condition to receiving the severance payments and benefits under the Employment Agreement, Mr. Ricci agreed to a twenty-four (24) month non-competition and non-solicitation covenant and to other covenants including continued protection of the Company’s confidential information and non-disparagement of the Company and its employees and directors, all as provided in the Employment Agreement and/or Separation Agreement.

In addition, in connection with Mr. Ricci’s departure, on April 25, 2018, the Company and Mr. Ricci expect to enter into an Advisor Agreement, pursuant to which Mr. Ricci will provide advisory services to the Board and the Company’s incoming Chief Executive Officer, Mark Benjamin, relating to transition of Mr. Ricci’s former role as Chief Executive Officer and other strategic business matters, as reasonably requested by the Board and Mr. Benjamin until March 29, 2019. Mr. Ricci will not receive cash, stock or other direct compensation or benefits for such services, although he will be provided use of an office and reasonable administrative and IT support as determined by the Company.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Separation Agreement and the Advisor Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: April 25, 2018	By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel Executive Vice President and Chief Legal Officer